NEWS RELEASE
For More Information:
Frank B. O’Neil, IRC, Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Announces Preliminary Results for First Quarter 2016
BIRMINGHAM, AL – (PRNewswire) – April 28, 2016 – ProAssurance Corporation (NYSE: PRA) announced today that, despite strong underlying fundamentals in its insurance operations, we expect to report net income of between $0.35 and $0.37 per diluted share and operating earnings of between $0.45 and $0.47 per diluted share when we release final first quarter results on May 9, 2016. We anticipate net earned premium in the quarter of approximately $177 million and a consolidated combined ratio of approximately 94.5%.
In spite of our strong underwriting performance, our investment result is below expectations. We expect our investment result to decline by approximately $7.0 million compared to the first quarter of last year. Net income from our core investment portfolio is expected to be approximately $2.0 million lower than the prior year’s quarter, while our equity in earnings of unconsolidated subsidiaries is expected to be lower by approximately $5.5 million. The decline in the return on these investments is the combined impact of lower returns from several alternative investments as well as an increase in the amount of amortization of tax credit investments.
We also expect net income for the quarter to be affected by realized investment losses, which we expect to be approximately $8.5 million in the quarter, compared to net realized investment gains of $4.8 million in the first quarter of 2015. We expect to recognize impairments of approximately $10.0 million, mostly within the energy space.
ProAssurance Chairman and Chief Executive Officer W. Stancil Starnes noted, “Although we do not forecast earnings, we understand our results will fall below expectations in the investment community. That said, there are a number of positive trends in the quarter that tell us we are on the right path operationally. We remain solidly profitable, our Specialty P&C segment is retaining business despite intense competition in a stable loss environment, we saw gains in our cross-selling initiatives in the quarter, and our Workers’ Compensation segment continues to provide growth, as does our Lloyd’s segment.”
As background, our total energy related exposures are $200 million at March 31, 2016, or approximately 5% of invested assets. This includes $144 million of energy-related bonds (approximately $24 million below investment grade), a $24 million investment in a mid-stream focused energy infrastructure limited partnership, which was impaired by $3.1 million in the quarter, and $31 million of energy related, dividend-paying blue chip shares and MLPs.
Announcement of Final First Quarter Results and Conference Call Information
ProAssurance will release final first quarter 2016 results, as previously announced, prior to the opening of trading on Monday, May 9, 2016. Management will be discussing the results and the Company’s strategic direction during a conference call scheduled for 11:00 a.m. ET that same day. Investors may dial (888) 317-6016 (toll free) or (412) 317-6016. The call will be webcast on the investor relations section of our website, Investor.ProAssurance.com.
A replay will be available by telephone through June 9, 2016 at (877) 344-7529 or (412) 317-0088, using access code 10084047. The replay will also be available for one year on our website, Investor.ProAssurance.com. We will also make the replay and other information about ProAssurance available on a free subscription basis through a link on the ProAssurance website, Investor.ProAssurance.com or through Apple’s iTunes.
Investors may follow @PRA_Investors on Twitter to be notified of the latest financial news about ProAssurance.

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Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following factors that could affect the actual outcome of future events:

•	changes in general economic conditions, including the impact of inflation or deflation and unemployment;
•	our ability to maintain our dividend payments;
•	regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;
•	the enactment or repeal of tort reforms;
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formation or dissolution of state-sponsored insurance entities providing coverages now offered by ProAssurance which could remove or add sizable numbers of insureds from or to the private insurance market;

•	changes in the interest rate environment;
•	changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;
•	changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;
•	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;
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changes in requirements or accounting policies and practices that may be adopted by our regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, or the New York Stock Exchange and that may affect our business;

•	changes in laws or government regulations affecting the financial services industry, the property and casualty insurance industry or particular insurance lines underwritten by our subsidiaries;
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the effect on our insureds, particularly the insurance needs of our insureds, and our loss costs, of changes in the healthcare delivery system, including changes attributable to the Patient Protection and Affordable Care Act;

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consolidation of our insureds into or under larger entities which may be insured by competitors, or may not have a risk profile that meets our underwriting criteria or which may not use external providers for insuring or otherwise managing substantial portions of their liability risk;

•	uncertainties inherent in the estimate of our loss and loss adjustment expense reserve and reinsurance recoverable;
•	changes in the availability, cost, quality, or collectability of insurance/reinsurance;
•	the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;
•	effects on our claims costs from mass tort litigation that are different from that anticipated by us;
•	allegations of bad faith which may arise from our handling of any particular claim, including failure to settle;
•	loss or consolidation of independent agents, agencies, brokers, or brokerage firms;
•	changes in our organization, compensation and benefit plans;
•	changes in the business or competitive environment may limit the effectiveness of our business strategy and impact our revenues;
•	our ability to retain and recruit senior management;
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the availability, integrity and security of our technology infrastructure or that of our third-party providers of technology infrastructure, including any susceptibility to cyber-attacks which might result in a loss of information or operating capability;

•	the impact of a catastrophic event, as it relates to both our operations and our insured risks;
•	the impact of acts of terrorism and acts of war;
•	the effects of terrorism-related insurance legislation and laws;
•	assessments from guaranty funds;
•	our ability to achieve continued growth through expansion into new markets or through acquisitions or business combinations;
•	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;
•	provisions in our charter documents, Delaware law and state insurance laws may impede attempts to replace or remove management or may impede a takeover;
•	state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;
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taxing authorities can take exception to our tax positions and cause us to incur significant amounts of legal and accounting costs and, if our defense is not successful, additional tax costs, including interest and penalties; and

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expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption; loss of customers, employees or key agents; increased operating costs or inability to achieve cost savings; and assumption of greater than expected liabilities, among other reasons.

Additional risks that could arise from our membership in the Lloyd's of London market (Lloyd's) and our participation in Lloyd's Syndicate 1729 (Syndicate 1729) include, but are not limited to, the following:

•	members of Lloyd's are subject to levies by the Council of Lloyd's based on a percentage of the member's underwriting capacity, currently a maximum of 3%, but can be increased by Lloyd's;

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Syndicate operating results can be affected by decisions made by the Council of Lloyd's over which the management of Syndicate 1729 has little ability to control, such as a decision to not approve the business plan of Syndicate 1729, or a decision to increase the capital required to continue operations, and by our obligation to pay levies to Lloyd's;

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Lloyd's insurance and reinsurance relationships and distribution channels could be disrupted or Lloyd's trading licenses could be revoked making it more difficult for Syndicate 1729 to distribute and market its products;

•	rating agencies could downgrade their ratings of Lloyd's as a whole; and
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Syndicate 1729 operations are dependent on a small, specialized management team and the loss of their services could adversely affect the Syndicate’s business. The inability to identify, hire and retain other highly qualified personnel in the future, could adversely affect the quality and profitability of Syndicate 1729’s business.

Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in “Item 1A, Risk Factors” in our Form 10-K and other documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Form 10-Q. We caution readers not to place undue reliance on any such forward-looking statements, which are based upon conditions existing only as of the date made, and advise readers that these factors could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Except as required by law or regulations, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
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